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                        SEQUA CORPORATION
              1994 CORPORATE STAFF STOCK AWARD PLAN


     1      PURPOSE.
          The purpose of the 1994 Corporate Staff Stock Award Plan (the "Plan') is to provide additional incentive to selected corporate staff officers and other key corporate staff employees of Sequa Corporation (the 'Company') to exert their best efforts on behalf of the Company through the ownership of Class A Common Stock, no par value of the Company (the "Stock'). The Company believes that such ownership will provide such employees with a more direct stake in the future welfare of the Company and will motivate and encourage them to remain with the Company.

     2.      ADMINISTRATION OF THE PLAN.
          The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company, which shall consist of not less than three (3) members of the Board of Directors. The members of the Committee shall not be eligible to receive Stock under the Plan and shall be "disinterested persons" as defined in new Rule 16b-3(c)(2)(i) and old Rule 16b3(d)(3) under the Securities Exchange Act of 1934. The grants of Stock shall be recommended to the Board of Directors by the Committee for approval.

          Subject to the provisions of the Plan and Board of Directors approval, the Committee shall have full and final authority in its discretion (a) to determine the employees to be awarded Stock, (b) to determine the number of shares of






















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Stock to be awarded to each such employee, (c) to prescribe the terms and conditions attached to such awards, (d) to interpret the provisions of the Plan and to amend or modify the terms hereof, and (e) to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions made by the Committee and approved by the Board of Directors pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees and individuals granted awards under the Plan.

     3.     SHARES OF STOCK SUBJECT TO THE PLAN.
          The number of shares of Stock that may be awarded under the Plan shall not exceed 50,000 shares. Such shares shall be previously issued shares reacquired by the Company and held in treasury. The Plan shall provide for onetime awards of Stock to eligible employees. Any shares which are forfeited as a result of the failure to satisfy the conditions set forth in paragraph 6 hereof may not be reissued to any other person under the Plan and shall be returned to the Company's treasury.

     4.     ELIGIBILITY.
          Stock may be awarded under the Plan only to corporate staff officers and other key corporate staff employees who are currently employed by the Company. Individuals to be awarded Stock under the Plan shall be selected by the Committee, in its sole discretion, from among those eligible.

     5.     EFFECTIVE DATE AND DURATION OF THE PLAN.























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           The effective date of the Plan shall be October 27,
1994, subject, however, to approval of the Plan 'by a majority of votes cast at the annual meeting of the stockholders of the Company held in 1995. Subject to the express provisions of the Plan, Stock may be awarded under the Plan at any time and from time to time after the adoption of the Plan by the Committee and the Board of Directors on October 27, 1994 and prior to the termination of the Plan; provided, however, that in the event that the Plan is not approved by stockholders of the Company as aforesaid, the Plan shall be and become null and void, all Stock awarded under the Plan shall be cancelled and all such recipients of awards of Stock shall have no right or entitlement to such Stock.

          Subject to the foregoing paragraph, the Plan shall remain in effect until October 27, 1997.

     6.    AWARDS AND CONDITIONS.
           Awards of Stock shall be evinced by Stock Award Letter Agreements containing the terms and conditions of the awards, which shall be agreed to in writing by the recipients, together with the issuance of Stock certificates containing the following legend:

     The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of Sequa Corporation's 1994 Corporate Staff Stock Award Plan and an Agreement entered into between the registered owner and Sequa Corporation. Copies of such Plan and Agreement are on file in




















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     the offices of Sequa Corporation, 200 Park Avenue, New York,
     New York. The Shares represented by this certificate may not be sold or transferred unless they are registered under the Securities Act of 1933 or the Company has been furnished with an opinion of counsel satisfactory to it that no such registration is required.

     Notwithstanding the foregoing, in no event may these shares be sold or transferred prior to October 27, 1997. In the event that the holder of these shares ceases to be employed by the issuer for any reason prior to October 27, 1 997, then this certificate shall not be delivered to the person named hereon and this certificate and the shares represented hereby shall be forfeited and cancelled and of no further force or effect.

     Said awards shall not be transferred, pledged or assigned for a period of three years from their date of grant and shall be forfeited upon the termination of any recipient's employment with the Company prior to the expiration of such period, whether such employment is terminated by the Company (with or without cause), by the employee or as a result of the employee's extended leave of absence, disability, death or retirement.

     All certificates representing Stock awarded under the Plan shall be kept in the possession of the Company until the conditions of stockholder approval described in paragraph 5 hereof and the expiration of the three-year period described above have been satisfied, and each recipient of an award hereunder





















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shall be required to deliver a stock power, endorsed in blank, relating to the Stock covered by such award, to the Company. At such time, the certificates shall be delivered to the respective recipients thereof without stock transfer tax to said recipient. A recipient shall, prior and as a condition precedent to delivery of the subject Stock certificate, pay, or make provisions satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the delivery of a Stock certificate. At the expiration of the aforesaid three 'ear period and upon delivery of a Stock certificate -Y to an employee under the Plan, such employee shall be free to transfer or dispose of such Stock, provided that there are no legal restrictions as described in paragraph 7 hereof. Prior thereto, however, no employee may assign, pledge, transfer, sell or otherwise dispose of or encumber his/her right to receive such Stock or such Stock itself. During the three-year period following issuance of the Stock certificate but prior to delivery to the employee, the employee shall be entitled to vote such Stock and to collect any dividends that may be paid thereon.

               In the event that there is any change in the Company's shares of Class A Common Stock resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Committee in the number of shares of Stock awarded under the Plan. In addition, in the event the Company shall merge with or into another entity and the Company shall not be the surviving entity, the surviving entity shall assume all of the obligations in respect of this Plan






















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and the awards granted hereunder and the Shares shall remain subject to all of the restrictions under, and receive all of the benefits of, the Plan.

     7.      LEGAL RESTRICTIONS.
          Each award under the Plan shall be subject to the requirement that, if at any time the Board of Directors of the Company or the Committee shall determine, in its respective discretion, that the listing, registration, or qualification of the Stock issued under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of such Stock, the certificate for such Stock shall not be delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company or the Committee.

          The Board of Directors or the Committee may, in connection with an award of Stock under the Plan, require the individual to whom the award is made to enter into an agreement with the Company stating that, as a condition precedent to the delivery of a Stock certificate hereunder, he/she shall, if then required by the Company, represent to the Company in writing that such receipt is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board of Directors or the Committee may prescribe.

     8.   NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE.
          Neither the Plan nor any action taken thereunder shall be construed as



















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giving any employee the right to be retained in the employ or service of the Company, nor shall it interfere in any way with the right of the Company to terminate any employee's employment or service at any time.

     9. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Committee or the Board of Directors of the Company
may at any time terminate or amend the Plan in any respect; provided, however, that no such action, without approval of the stockholders may (a) increase the total amount of Stock which may be awarded under the Plan, except as contemplated in paragraph 6 hereof, lb) withdraw the administration of the Plan from the Committee, or (c) permit any person while a member of the Committee to be eligible to receive an award under the Plan; and provided further, that no amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any recipient of any award theretofore granted under the Plan without the consent of such recipient. The foregoing authority of the Committee and the Board of Directors shall include specific authority to amend the Plan in any respect to satisfy the requirements of the Internal Revenue Code, federal or state securities laws or regulations, any other applicable federal, state or local laws or regulations or the requirements or regulations of any securities exchange upon which the Stock may be listed.



























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     10.      GOVERNING LAW.
          The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any award agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws.













































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